Exhibit 99(i.1)


                               CONSENT OF COUNSEL


         We consent to the reference to our Firm under the heading
"Counsel and Auditors" in Post-Effective Amendment No. 21 to the Registration Statement on Form N-1A of Lebenthal Funds, Inc. as filed with the Securities and Exchange Commission on or about March 28, 2002.


/s/ Paul, Hastings, Janofsky & Walker LLP
PAUL, HASTINGS, JANOFSKY & WALKER LLP



New York, New York
March 28, 2002